UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor
Atlanta, Georgia 30319
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 12, 2014, Ocwen Financial Corporation (the “Company”) completed the issuance and sale of $350 million in aggregate principal amount of its 6.625% Senior Notes due 2019 (the “Notes”) in a previously announced private offering. The Notes were sold only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.
The Company received net proceeds of $343.6 million from the sale of the Notes, after deducting underwriting discounts and offering expenses payable by it. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes.
Indenture
The Notes were issued pursuant to the Indenture, dated as of May 12, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Principal; Maturity and Interest. The Notes are initially being issued in an aggregate principal amount of $350.0 million. The Company may, without the consent of the holders of the Notes, issue additional Notes in the future with the same terms. Any offering of additional Notes is subject to the covenant “Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant in the Indenture. The Notes offered hereby and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.
The Notes are general senior unsecured obligations of the Company and will mature on May 15, 2019. Interest for the Notes is payable semi-annually on May 15 and November 15, beginning on May 15, 2014, to the persons who are registered holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance.
Optional Redemption. At any time prior to May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, on the Notes redeemed, to the applicable date of redemption.
On or after May 15, 2016 the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 15th of the years indicated below:

Year	Percentage
2016	104.969%
2017	103.313%
2018 and thereafter	100.000%
At any time, or from time to time, on or prior to May 15, 2016, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35.0% of the principal amount of all Notes issued at a redemption price equal to 106.625% of the principal amount of the Notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that: (i) at least 65.0% of the principal amount of all Notes issued under the Indenture remains outstanding immediately after any such redemption; and (ii) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.
Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture), the Company is required to make an offer to the holders of the Notes to repurchase all or a portion of such holder’s Notes at a purchase price equal to 101.0% of the principal amount of the Notes purchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase

Covenants. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the Company’s ability and the ability of its restricted subsidiaries to (i) incur additional debt or issue preferred stock; (ii) pay dividends or make distributions on or purchase equity interests of the Company; (iii) repurchase or redeem subordinated debt prior to maturity; (iv) make investments or other restricted payments; (v) create liens on assets to secure debt of the Company or any guarantor of the Notes; (vi) sell or transfer assets; (vii) enter into transactions with affiliates; and (viii) enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets. As of the date of the Indenture, all of the Company’s subsidiaries will be restricted subsidiaries. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.
Many of the restrictive covenants will be suspended if (i) the Notes achieve an investment grade rating from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) and (ii) no default or event of default has occurred and is continuing under the Indenture. Covenants that are suspended as a result of achieving these ratings will again apply if one or both of Moody’s and S&P withdraws its investment grade rating or downgrades the rating assigned to the Notes below an investment grade rating.
Events of Default. Under the Indenture, the following events result in an constitute an event of default: (i) the failure to pay interest, or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 60 days (or, in the case of the covenant entitled “Reports to Holders,” 120 days) after the Company receives written notice from the Trustee or the holders of Notes; (iv) a payment default (giving effect to any applicable grace periods and any extensions thereof) of any indebtedness of the Company or any restricted subsidiary (other than Non-Recourse Indebtedness (as defined in the Indenture), or the acceleration of the final stated maturity of any such indebtedness if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness which has a payment default or which has been accelerated, aggregates $75.0 million or more at any time; (v) certain judgment defaults in an aggregate amount in excess of $75.0 million with respect to the Company or any significant subsidiary; or (vi) certain events of bankruptcy or insolvency affecting the Company or any significant subsidiary. If an event of default (other than an event of default specified in clause (v) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25.0% in principal amount of the Notes may accelerate the maturity of the Notes and declare the Notes to be immediately due and payable. If an event of default specified in clause (vi) above with respect to the Company occurs and is continuing, then the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.
Registration Rights Agreement
In addition, the Company entered into a Registration Rights Agreement, dated May 12, 2014 (the “Registration Rights Agreement”), with Barclays Capital Inc., as representative of the several initial purchasers referred to therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Pursuant to the Registration Rights Agreement, the Company agrees for the benefit of the holders of the Notes to use commercially reasonable efforts:

(i)
prior to the 270th calendar day following the date on which the Notes are initially issued (the “Issue Date”), to file with the SEC a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for new Notes, with terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) (the “Exchange Notes”);

(ii)	to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”); and

(iii)	to consummate the Exchange Offer on or prior to the 270th calendar day following the Issue Date (the “Exchange Offer Completion Date”).
In certain instances, the Company may be required to file a shelf registration statement relating to resales of the Notes by the holders. The Company will pay liquidated damages in the form of Additional Interest on the Notes if: (i) it fails to file the required Exchange Offer Registration Statement on time; (ii) the Exchange Offer Registration Statement is not declared effective by the Commission on time; (iii) it does not complete the offer to exchange the Notes for the Exchange Notes within

30 days after the date the Exchange Offer Registration Statement becomes effective; or (iv) if applicable, the shelf registration statement or Exchange Offer Registration Statement is declared effective but ceases to be effective during specified periods of time in connection with certain resales of the Notes.
If the Exchange Offer is not completed (or, if required under certain circumstances, the shelf registration statement is not declared effective) on or before the Exchange Offer Completion Date, then additional interest shall accrue on the principal amount of the Notes (“Additional Interest”) at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.0% per annum) until the Exchange Offer is completed or the shelf registration statement, if required, is declared effective.
The descriptions and provisions of the Indenture and the Registration Rights Agreement set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) - (c)	Not applicable

(d)	Exhibits:

4.1	Indenture, dated as of May 12, 2014, between Ocwen Financial Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Registration Rights Agreement, dated May 12, 2014, between Ocwen Financial Corporation and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: May 12, 2014	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

OCWEN FINANCIAL CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated May 12, 2014

Exhibit No.

4.1	Indenture, dated as of May 12, 2014, between Ocwen Financial Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Registration Rights Agreement, dated May 12, 2014, between Ocwen Financial Corporation and Barclays Capital Inc.